Exhibit I

ENFORCEMENT DECREE OF
THE EXPORT-IMPORT BANK OF KOREA ACT

Enacted by Presidential Decree No. 4099, Oct. 6, 1969

Amended by Presidential Decree No. 7561, Feb. 28, 1975

Presidential Decree No. 12091, Mar. 9, 1987

Presidential Decree No. 12603, Dec. 31, 1988

Presidential Decree No. 13870, Mar. 6, 1993

Presidential Decree No. 14438, Dec. 23, 1994

Presidential Decree No. 15750, Apr. 1, 1998

Presidential Decree No. 14438, Oct. 2, 1998

Presidential Decree No. 16743, Mar. 4, 2000

Presidential Decree No. 17020, Dec. 27, 2000

Presidential Decree No. 18824, May 13, 2005

Presidential Decree No. 19442, March 29, 2006

Presidential Decree No. 19551, June 29, 2006

CHAPTER I CAPITAL CONTRIBUTION

Article 1 (Capital Contribution)

The government portion of the capital contribution prescribed in Article 4 of the Export-Import Bank of Korea Act (hereinafter referred to as the “Act”) shall be made in cash by annual installments: Provided, That a part of the capital contribution may be made in kind, if necessary. <Amended by Presidential Decree No. 7561, Feb. 28, 1975; Presidential Decree No. 18824, May 13, 2005>

CHAPTER II REGISTRATION

Article 2 (Registration of Establishment)

(1) The organizing members referred to in Article 2 of the addenda of the Act (hereinafter referred to as “organizing members”) shall undertake the registration of establishment at the location of the head office within two weeks from the date when the first installment payment of the capital contribution is completed. <Amended by Presidential Decree No. 7561, Feb. 28, 1975>

(2) The following matters shall be prescribed at the time of registration referred to in paragraph (1) : <Amended by Presidential Decree No. 12091, Mar. 9. 1987>

1.	Purpose;

2.	Name;

3.	Location of the head office;

4.	Capital;

5.	Total amount of the paid-in capital;

6.	Method of capital contribution;

7.	Names and addresses of executive officers; and

8.	Method of public notice.

Article 3 (Registration of New Branches and Sub-branches)

(1) Where the Export-Import Bank of Korea (hereinafter referred to as the “Export-Import Bank”) establishes branches or sub-branches, the Export-Import Bank shall register the relevant matters according to the classification of the following subparagraphs: <Amended by Presidential Decree No. 7561, Feb. 28, 1975; Presidential Decree No. 12091, Mar. 9, 1988>

1.	The fact of such establishment, at the location of its head office within two weeks;

2.	The particulars prescribed in Article 2 (2), at the location of each newly established branch or sub-branch within three weeks; and

3.	The fact of such establishment, at the location of branches or sub-branches within three weeks.

(2) If branches or sub-branches are newly established within the jurisdiction of the registry office governing the head office or an existing branch or sub-branch, the Export-Import Bank shall register only the fact of such establishment within two weeks.

Article 4 (Registration of Change of Location)

(1) When the Export-Import Bank moves its head office to another location, the Export-Import Bank shall register the fact of such change of location within two weeks.

(2) Where the Export-Import Bank moves its branch or sub-branch to another location, the Export-Import Bank shall register the fact of such change of location, at the original location within three weeks and the particulars mentioned in each subparagraph of Article 2 (2), at the new location within four weeks.

(3) If the movement of a branch or sub-branch is made within the jurisdiction of the same registry office governing such branch or sub-branch, the Export-Import Bank shall register only the fact of such movement within two weeks. <Amended by Presidential Decree No. 7561, Feb. 28, 1975>

Article 5 (Registration of Change)

If any change has occurred in any of the particulars mentioned in Article 2 (2), such change shall be registered within two weeks at the location of the head office, and within three weeks at the locations of branches or sub-branches.

Article 6 (Registration of Appointment of Agent)

If an agent is appointed pursuant to Article 15 of the Act, the following particulars shall, within two weeks following the appointment, be registered at the location of the head office, branches or sub-branches for which he is an agent. If any change occurs after the registration, such change shall be registered in the same manner: <Amended by Presidential Decree No. 7561, Feb. 28, 1975>

1.	Name and address of the agent;

2.	Head office, branches or sub-branches for which he is the agent; and

3.	Restrictions, if any, on the powers of the agent.

Article 7 Deleted. <by Presidential Decree No. 12091, March 9, 1987>

Article 8 (Reckoning Period of Registration)

If any authorization or approval of the Minister of Finance and Economy is required in registering any matters prescribed in Articles 2 through 6, the registration period shall be reckoned from the date when such authorization or approval certificate is delivered. <by Presidential Decree No. 12091, March 9, 1987; Presidential Decree no. 14438, Dec. 23, 1994; Presidential Decree No. 15904, Oct. 2, 1998>

Article 9 (Registry Office)

(1) The competent registry offices for the Export-Import Bank’s registration shall be the district courts, their branch offices or registry offices which exercise jurisdiction over their locations of the head office, branches or sub-branches. <Amended by Presidential Decree No. 7561, Feb. 28, 1975>

(2) The registry office shall make available to the public the register of the Export-Import Bank.

Article 10 (Applicants for Registration and Supporting Documents for Application)

The registration of establishment pursuant to Article 2 shall be applied for collectively by the organizing members, and the registrations pursuant to Articles 3 through 6 shall be applied for by the president of the Export-Import Bank. Applications thereof shall be furnished with the following documents: <Amended by Presidential Decree No. 7561, Feb. 28, 1975; by Presidential Decree No. 12091, March 9, 1987; Presidential Decree no. 14438, Dec. 23, 1994; Presidential Decree No. 15904, Oct. 2, 1998>

1.	For the registration of the establishment pursuant to Article 2, the articles of incorporation of the Export-Import Bank, the certified copy of the authorization on the articles of incorporation, the certificate by the Minister of Finance and Economy proving that the first installment for capital contribution has been completed, and the certificate for the appointment of the president of the Export-Import Bank pursuant to Article 11 (1) of the Act;

2.	For the registration of the establishment of the new branches or sub-branches referred to in Article 3, the certificate that proves the establishment of such branches or sub-branches;

3.	For the registration of the change of locations of the head office, branches or sub-branches referred to in Article 4, the certificate that proves the transfer;

4.	For the registration of changes prescribed in Article 5, the certificate that proves such change; and.

5.	For the registration of appointment of an agent as specified in Article 6, the certificate proving that the appointment is made pursuant to the provisions of Article 15 of the Act, and in the case there being restrictions on the powers of an agent, the certificate that proves it accordingly.

Article 11 (Provisions to be Applied Mutatis Mutandis on Registration)

The relevant provisions in the Non-Contentious Case Litigation Procedure Act shall, unless otherwise prescribed by this Decree, apply mutatis mutandis to the registration of the Export-Import Bank. In this case, the term “branches” in Articles 148 (2), 150 (3) and 155 of the said Act shall be read as “branches or sub-branches”. <Amended by Presidential Decree No. 7561, Feb. 28, 1975; Presidential Decree No. 15904, Oct. 2, 1998; Presidential Decree no. 18824, May 13, 2005>

Article 12 (Public Notice of the Registration of Establishment)

As soon as the Export-Import Bank completes the registration of establishment pursuant to Article 2, it shall give immediate public notice thereof.

CHAPTER II -2 OPERATING COMMITTEE

Article 12-2 (Composition of Operating Committee)

(1) The Operations Committee (hereinafter referred to as the “Committee”) shall be composed of the following members: < Amended by Presidential Decree No.13870, Mar. 6, 1993; Presidential Decree No. 14438, Dec. 23, 1994; Presidential Decree No.15750, Apr. 1, 1998; Presidential Decree No. 15904, Oct. 2, 1998; Presidential Decree No. 16743, Mar. 4, 2000; Presidential Decree No. 18824, May 13, 2005; Presidential Decree No. 19551, June 29, 2006>

1.	The President of the Export-Import Bank;

2.	Each one person whom the Minister of Finance and Economy, the Minister of Foreign Affairs and Trade, the Minister of Commerce, Industry and Energy, the Minister of Construction and Transportation and the Chairman of the Financial Supervisory Commission designate respectively from among public officials under the control of them;

3.	Each one person whom the Governor of the Bank of Korea and the Chairman of the Korea Federation of Banks established with the permission of the Minister of Finance and Economy under the provisions of Article 32 of the Civil Act designate respectively from among executive officials or directors of them;

4.	One person whom the Minister of Finance and Economy designates from among representatives of exporters’ organizations after consultation with the Minister of Commerce, Industry and Energy; and

5.	One person whom the president of the Korea Export Insurance Corporation under the Export Insurance Act designates from among executive officials of his Corporation.

(2) The chairman of the Committee may, when the Committee deliberates any matter related to another ministry whose public official is not a member of the Committee provided in paragraph (1) 2, request a public official nominated by the minister of that another ministry to attend and express his opinion at the meeting of the Committee.

(3) The term of office of the member of paragraph (1) 4 shall be three years.

[This Article Newly Inserted by Presidential Decree No. 12091, Mar. 9, 1987]

Article 12-3 (Chairman)

(1) The President of the Export-Import Bank shall be the chairman of the Committee (hereinafter referred to as the “chairman”).

(2) In case where the chairman may not perform his duties due to inevitable reasons, one of the members of the Committee shall act for the chairman, in the order of priority designated in advance by the chairman.

<Amended by Presidential Decree No. 18824, May 13, 2005>

[This Article Newly Inserted by Presidential Decree No. 12091, Mar. 9, 1987]

Article 12-4 (Meetings)

(1) Meetings of the Committee shall be called by the chairman in accordance with the provisions of the articles of incorporation of the Export-Import Bank.

(2) The chairman shall call a meeting without delay when a majority of all the members of the Committee or the auditor requests that a meeting be held

(3) Attendance by a majority of all the members of the Committee shall constitute a quorum, and resolutions shall be adopted upon the acceptance of a majority of the members present.

(4) Where any member of the Committee has personal interests in a particular matter, he shall not exercise his vote on that matter.

[This Article Newly Inserted by Presidential Decree No. 12091, Mar. 9, 1987]

CHAPTER III BUSINESS

Article 13 through 14-2 Deleted. <by Presidential Decree No. 15904, Oct. 2, 1998>

Article 15 (Overseas Investment)

(1) Funds for overseas investment under Article 18 (1) 6 of the Act shall be as follows: <Amended by Presidential Decree No. 12091, Mar. 9, 1987 Presidential Decree No. 19551, June 29, 2006>

1.	Funds which are necessary for capital contribution to foreign juristic persons (including acquisition of stocks; hereinafter the same shall apply) by Korean nationals (including the corporations established according to the laws and regulations of the Republic of Korea; hereinafter the same shall apply);

2.	Funds for providing loans required for meeting funds for making capital contribution by foreigners to foreign juristic persons to which Korean nationals intend to make capital contributions; and

3.	Funds for providing loans required for meeting long-term funds which are necessary for overseas projects operated by foreign juristic persons to which Korean nationals make capital contributions.

(2) Funds for overseas investment pursuant to paragraph (1) shall contribute to the sound development of the national economy and the promotion of economic cooperation with foreign countries. <Amended by Presidential Decree No. 12603, Dec. 31, 1988>

[This Article wholly Amended by Presidential Decree No. 7561, Feb. 28, 1975]

Article 15-2 (Other External Trades)

The “external trades designated by the Presidential Decree” stipulated in subparagraph 8-2 of paragraph 1 of Article 18 of the Act refers to any of the followings:

1.	Businesses conducted in foreign countries by foreign corporations in which the foreign corporations invested by the Korean nationals made investments, which are transactions that contribute to the promotion of overseas investment of the Republic of Korea.

2.	Commodity trading and technology transfer deals of the foreign corporations in which the Korean nationals made investments or the foreign corporations in which the foreign corporations invested by the Korean nationals made investments, which are transactions that contribute to the promotion of exports of the Republic of Korea.

[This Article Newly Inserted by Presidential Decree No. 19551, Jun. 29, 2006]

Article 16 Deleted. <by Presidential Decree No. 19551, June 29, 2006 >

Article 17 (Settlement of Accounts)

The documents for settlement of accounts (income statement, balance sheet and surplus disposition statement) reported pursuant to Article 35 of the Act shall have the following documents attached;

1.	Report on the appraisal of the achievement of the operational program;

2.	Documents annexed to the financial statements; and

3.	Other documents necessary to clarify matters concerning the settlement of accounts.

Article 17-2 (Distribution of Profits)

Where the Minister of Finance and Economy approves distribution of profits for capital contributors other than the Government pursuant to subparagraph 2 of Article 36 of the Act, the preferential distribution rate shall not exceed fifteen percent. <Amended by Presidential Decree No. 14438, Dec. 28, 1994; Presidential Decree No. 15904, Oct. 2, 1998>

CHAPTER III-2 STANDARDS FOR SOUND

MANAGEMENT AND SUPERVISION

Article 17-3 (Definitions)

The definitions of terms used in this Chapter shall be as follows; <Amended by Presidential Decree No. 18824, May 13, 2005>

1.	The term “equity capital” means the equity capital under Article 2 (1) 5 of the Banking Act;

2.	The term “credit extension” means the credit extension under Article 2 (1) 7 of the Banking Act; and

3.	The term “enterprise group” means the enterprise group under subparagraph 2 of Article 2 of the Monopoly Regulation and Fair Trade Act.

[This Article Newly Inserted by Presidential Decree No. 16743, Mar. 4, 2000]

Article 17-4 (Supervision for Sound Management)

(1) The Financial Supervisory Commission shall conduct the supervision on the Export-Import Bank as referred to in Articles 17-5 through 17-13 pursuant to Article 39 (2) of the Act.

(2) The Financial Supervisory Commission may determine the detailed matters necessary for conducting the supervision under paragraph (1).

[This Article Newly Inserted by Presidential Decree No. 16743, Mar. 4, 2000]

Article 17-5 (Ceiling on Credit Extension to Same Borrower)

(1) The Export-Import Bank may not extend credits in excess of 50/100 of its equity capital to the same individual or juristic person, and a person belonging to the same enterprise group as such individual or juristic person (hereinafter referred to as the “same borrower”): Provided, That the same shall not apply to any of the following cases: <Amended by Presidential Decree No. 18824, May 13, 2005[, Presidential Decree No. 19422, Mar. 29, 2006]>

1.	Where an additional credit is extended to a company for which the rehabilitation procedure is under way in accordance with the Debtor Rehabilitation and Bankruptcy Act or of which the normalization of operation is in progress by joint financial institutions as a part of the adjustment of enterprise structure:

2.	Where an additional credit is extended to a person who underwrote a company falling under subparagraph 1 in compliance with under writing agreement;

3.	Where a ceiling on the credit extension as referred to in the above text is exceeded due to the following causes, in spite of the absence of any additional credit extension;

(a)	Where the amount of money converted into won currency is increased by the fluctuation of exchange rate;

(b)	Where the equity capital of the Export-Import Bank is decreased;

(c)	Where any alteration is made in the constitution of the same borrower;

(d)	Where any merger or any transfer or taking over of business is made among the enterprises which are extended credits; and

(e)	Where there exists any compelling cause such as the sudden change in economic conditions, which is recognized by the Financial Supervisory Commission; and

4.	Where it is recognized that there exist no credit risks, or where it is necessary for the achievement of aims for the establishment of the Export-Import Bank, and which are recognized by the Financial Supervisory Commission in consultation with the Minister of Finance and Economy.

(2) Where a ceiling on credit extension referred to in the text of paragraph (1) is exceeded due to such cause as provided in paragraph (1) 3, it shall be adjusted to suit the ceiling as referred to in the text of paragraph (1) within one year from the date the ceiling is exceeded: Provided, That in the following cases, the said period may be extended by the Financial Supervisory Commission to a certain period:

1.	Where it is difficult to collect the extended credit within the said period because the deadline for the collection has yet to come;

2.	Where any cause falling under paragraph (1) 3 (a) or (b) continues to exist for a long period, and if the extended credit is collected, the stabilization of management of the person who is extended such credit might be noticeably impaired; and

3.	Where the Financial Supervisory Commission deems that the soundness of assets of the Export-Import Bank might not be noticeably impaired through the state of excess of the ceiling continues for a certain period of time, which is similar to any causes referred to in subparagraphs 1 and 2.

[This Article Newly Inserted by Presidential Decree No. 16743, Mar. 4, 2000]

Article 17-6 (Ceiling, etc. on Credit Extension to Same Person)

(1) The Export-Import Bank may not extend credit in excess of 40/100 of its equity capital to the same individual or juristic person, respectively. <Amended by Presidential Decree No. 18824, May 13, 2005>

(2) The sum total of a large amount of credit extension of the Export-Import Bank (referring to the amount of credit extension to the respective same borrowers in excess of 10/100 of the equity capital of the Export-Import Bank) may not exceed fivefold of its equity capital.

(3) The provisions of Article 17-5 (1) (proviso) and (2) shall apply mutatis mutandis to the cases of paragraphs (1) and (2).

[This Article Newly Inserted by Presidential Decree No. 16743, Mar. 4, 2000]

Article 17-7 (Restriction on Investment, etc. in Other Juristic Person)

(1) The Export-Import Bank may not acquire stocks in excess of 15/100 of the voting stocks issued by other juristic persons (including the contribution quota; hereafter in this Article, the same shall apply): Provided, That the same shall not apply to the following cases:

1.	Where the stocks of other juristic persons are acquired in consequence of investment in the Export-Import Bank by the Government;

2.	Where the stocks are acquired in consequence of the stock dividends or the free issue of new stocks;

3.	Where the stocks are acquired by the exercise of security right;

4.	Where the stocks are acquired by the participation in the issue of new stocks to be purchased within the scope of the existing shares;

5.	Where the stocks are acquired in consequence of converting the stock-related claims, such as bond with warrant, into stocks;

6.	Where the Export-Import Bank acquires the stock by investment in the company in which the Export-Import Bank owns the stocks in excess of 15/100 of issued voting stocks (hereinafter referred to as the “subsidiary company”) and which belongs to the business type designated by the Financial Supervisory Commission. In this case, the total sum of investments in each subsidiary company shall not exceed 15/100 of the equity capital of the Export-Import Bank; and

7.	Where it is necessary to achieve the aims for the establishment of the Export-Import Bank, and which are recognized by the Minister of Finance and Economy upon hearing opinions of the Financial Supervisory Commission.

(2) The Export-Import Bank shall, in the transactions with the subsidiary companies, not conduct the following activities:

1.	Activities of extending credits to the subsidiary companies in excess of the ceiling designated by the Financial Supervisory Commission;

2.	Activities of extending credits by furnishing the stocks of subsidiary company as security; and

3.	Activities of extending credits in order to solicit for the purchase of the stocks of subsidiary company.

[This Article Newly Inserted by Presidential Decree No. 16743, Mar. 4, 2000]

Article 17-8 (Restriction on Holding, etc. of Securities)

The Export-Import Bank shall not conduct the following businesses: <Amended by Presidential Decree No. 17020, Dec. 27, 2000>

1.	Holding of stocks or securities of more than three years’ maturity in excess of 60/100 of its equity capital: Provided, That the following stocks or securities shall be excluded:

(a)	Bonds issued by the State;

(b)	Currency stabilization bonds of the Bank of Korea;

(c)	Stocks or securities acquired by contributions of the Government; and

(d)	Stocks or securities which the Export-Import Bank acquires by making such contributions as approved by the Minister of Finance and Economy under Article 20-2 of the Act;

2.	Ownership of real estates other than those for business use: Provided, That the case of acquiring the real estates by an exercise of security interest such as a mortgage shall be excluded;

3.	Ownership of real estates for business in excess of 60/100 of its equity capital;

4.	Fund lending for the purpose of speculation on the merchandises or securities; and

5.	Lending to the officers and employees of the Export-Import Bank and the subsidiary companies: Provided, That the small lending designated by the Financial Supervisory Commission shall be excluded.

[This Article Newly Inserted by Presidential Decree No. 16743, Mar. 4, 2000]

Article 17-9 (Disposal of Assets for Non-Business Use, etc.)

Where the Export-Import Bank acquires through the exercise of security right any assets of which the acquisition or ownership is prohibited by this Decree, it shall dispose of them under the conditions as prescribed by the Financial Supervisory Commission.

[This Article Newly Inserted by Presidential Decree No. 16743, Mar. 4, 2000]

Article 17-10 (Building of Risk Control System)

The Export-Import Bank shall, for the purpose of controlling various risks which are likely to occur in its overall operations, set up the adequate criteria for business dispositions and their procedures, and build and operate the risk-control systems such as the integrated management of assets and liabilities.

[This Article Newly Inserted by Presidential Decree No. 16743, Mar. 4, 2000]

Article 17-11 (Criteria for Accounting Settlements)

The criteria for accounting settlements of the Export-Import Bank shall be based on the accounting rules of banking business determined by the Securities and Futures Commission, and the bank-related accounting standards determined by the Financial Supervisory Commission under the Act on the Establishment, etc. of Financial Supervisory Organizations, and those matters which are not determined by these rules and standards shall be based on the enterprise accounting standards. <Amended by Presidential Decree No. 18824, May 13, 2005>

[This Article Newly Inserted by Presidential Decree No. 16743, Mar. 4, 2000]

Article 17-12 (Scope of Supervision over Soundness)

The supervision and inspection on soundness by the Financial Supervisory Commission shall be conducted only with respect to the matters which are not subject to the accounting inspection under Article 22 of the Board of Audit and Inspection Act and the supervision of duties under Article 24 of the same Act. <Amended by Presidential Decree No. 18824, May 13, 2005>

[This Article Newly Inserted by Presidential Decree No. 16743, Mar. 4, 2000]

Article 17-13 (Guidance of Sound Management)

(1) deleted. <Amended by Presidential Decree No. 18824, May 13, 2005>

(2) The Export-Import Bank shall, in order to secure the soundness of asset operating, observe the criteria as provided by the Financial Supervisory Commission in regard to the matters of the following subparagraphs: <Amended by Presidential Decree No. 18824, May 13, 2005>

1.	Classification of the soundness of processing assets, and the reservation and maintenance of adequate allowance for bad debts;

2.	Maintenance of equity capital ratio for the risk-aggravating assets under the criteria of the Bank for International Settlements;

3.	Maintenance of the liquidity assets ratio on foreign currency to the liquidity debts on foreign currency;

4.	Construction and operation of the risk control systems for efficient management of possessed assets and debts; and

5.	Observation of laws and regulations on the soundness of assets operation.

(3) Where the Financial Supervisory Commission deems that the soundness of management of the Export-Import Bank might be severely impaired by a failure to meet the standards of sound management under this Chapter, it may request that the Export-Import Bank take necessary measures to correct it after consultation with the Minister of Finance and Economy.

[This Article Newly Inserted by Presidential Decree No. 16743, Mar. 4, 2000]

CHAPTER IV EXPORT-IMPORT FINANCING DEBENTURES

Article 18 deleted. <by Presidential Decree No. 19551, June 29, 2006>

Article 19 (Form of Debentures)

Debentures shall be issued in the form of “bearer”: Provided, That at the request of applicants for subscription or holders, the form of “bearer” may be converted to the form of “registered”, and vice versa.

Article 20 (Subscription to Debentures)

(1) Anyone intending to subscribe to export-import financing debentures shall indicate each sheet the number of debentures by denomination which he intends to underwrite and his address on two copies of the application form for export-import financing debentures, and he shall sign and seal thereto.

(2) The application form for debentures shall be prepared by the president of the Export-Import Bank, and the following matters shall be described therein:

1.	Name of the Export-Import Bank;

2.	Total amount of export-import financing debentures to be issued;

3.	Face value by denomination of export-import financing debentures ;

4.	Interest rates of export-import financing debentures;

5.	Method and period of redemption of the principal;

6.	Method and period of payment of interest;

7.	Issuing price or minimum price of export-import financing debentures;

8.	Total amount of the capital plus reserves of the Export-Import Bank; and

9.	In the case of repayment for the foregoing issuance of export-import financing debentures being still pending, the total amount outstanding.

(3) Where export-import financing debentures are issued at a fixed minimum price, the applicant for subscription shall specify the subscription price at which he intends to applicant for subscription to on the application form for export-import financing debentures.

Article 21 (Total Underwriting of Export-Import Financing Debentures)

The provisions of Article 20 shall not apply to total underwriting by contract of the export-import financing debentures issued. <Amended by Presidential Decree No. 12091, Mar. 9, 1987>

Article 22 (Total Amount of Export-Import Financing Debentures Issued)

The Export-Import Bank may indicate on the application form for export-import financing debenture subscription that the Export-Import Bank shall issue the export-import financing debentures concerned even if the total amount subscribed to in the said application form, and, in such cases, the amount of the subscription shall be regarded as the total amount of the issue.

Article 23 (Collection of Subscribed Value of Export-Import Financing Debentures)

The Export-Import Bank shall collect the total amount of the subscribed value for export-import financing debentures without delay upon the completion of the application for subscription.

Article 24 (Issuing Time for Debentures)

The Export-Import Bank shall issue export-import financing debentures only after the total amount of the subscribed value is paid, except for debentures issued by sale pursuant to Article 26. <Amended by Presidential Decree No. 7561, Feb. 28, 1975>

Article 25 (Matters to be Specified in Export-Import Financing Debentures)

Debentures shall bear the serial number, the issuing date, and matters prescribed in Article 20 (2) 1 through 6 and shall be signed and sealed by president of the Export-Import Bank.

Article 26 (Sales of Debentures)

(1) The Export-Import Bank, after it fixes the sales period in advance, may issue export-import financing debentures by the method of public sale.

(2) In the case of paragraph (1), the application form for export-import financing debentures pursuant to Article 20 shall not be drawn up. <Amended by Presidential Decree No. 12091, Mar. 9, 1987>

(3) In the case of the Export-Import Bank issuing export-import debentures pursuant to paragraph (1), those matters referred to in Article 20 (2) 2 shall not be indicated.

(4) Where the Export-Import Bank intends to issue the export-import debentures pursuant to paragraph (1), it shall make a public notice on the sales period and those matters prescribed in Article 20 (1) 1 through 7.

Article 27 (Register of Export-Imported Financing Debentures)

(1) The Export-Import Bank shall keep the register of export-import financing debentures at the head office and shall indicate the following matters: <Amended by Presidential Decree No. 7561, Feb. 28, 1975>

1.	The number and serial numbers of export-import debentures;

2.	Issuing date of the export-import financing debentures; and

3.	Those matters prescribed in Article 20 (2) through 6.

(2) Where the export-import financing debentures are issued in the form of registration, the following matters shall be also indicated in addition to the matters prescribed in paragraph (1): <Amended by Presidential Decree No. 12091, Mar. 9, 1987>

1.	Names and addresses of holders of export-import financing debentures; and

2.	Acquisition date of export-import financing debentures.

(3) Any obligee of export-import financing debentures is entitled to request an inspection of the register of export-import financing debentures at any time during the business hours of the Export-Import Bank.

Article 28 (Registered Export-Import Financing Debentures)

(1) The transfer of registered export-import financing debentures shall not be invoked against the Export-Import Bank or any third parties unless the name and address of the transferee have been entered into the register of export-import financing debentures.

(2) In the case of registered export-import financing debentures being used as collateral for a pledge, the pledge shall not be invoked against the Export-Import Bank or other third parties, unless the name and address of the pledgee have been entered into the register of the export-import financing debentures.

(3) Where the registration of the pledge pursuant to paragraph (2) has been done, the Export-Import Bank shall make indication thereof on the export-import financing debentures concerned. <Amended by Presidential Decree No. 12091, Mar. 9, 1987>

Article 29 (Repurchase and Destruction of Export-Import Financing Debentures)

The Export-Import Bank may, to the extent that the performances of activities prescribed in Article 18 are not impaired, repurchase and destroy the export-import financing debentures concerned. <Amended by Presidential Decree No. 14438, Dec. 23, 1994; Presidential Decree No. 15904, Oct. 2, 1998; Presidential Decree No. 19551, Jun 29, 2006>

Article 30 (Deficiency of Concession)

(1) In redeeming the export-import financing debentures in bearer form and if there exists deficiency of concession, the Export-Import Bank shall deduct from the redemption an amount to cover the deficiency of concession.

(2) The owner of concession referred to in paragraph (1) may claim any time the deducted amount in return for the concession. <Amended by Presidential Decree No. 12091, Mar. 9, 1987>

Article 31 (Notice, etc. to Subscribers of Export-Import Financing Debentures)

(1) Any notification to applicants for subscription or obligers before the issuance of export-import financing debentures shall be delivered to the address indicated on the application form for export-import financing debentures unless the Export-Import Bank is notified of another address.

(2) Any notification to holders of the registered export-import financing debentures shall be delivered to the address indicated in the register of export-import financing debentures unless the Export-Import Bank is notified of another address.

(3) Any notification to holders of export-import financing debentures in the bearer form shall be made by means of public notice: Provided, That this method may not necessarily be applied when the address of the holder is known.

CHAPTER V Deleted.

Articles 32 through 35 Deleted. <by Presidential Decree No. 16743, Mar. 4, 2000>

ADDENDUM<Oct. 6, 1969>

This Decree shall enter into force on the date of its promulgation.

ADDENDA<Feb. 28, 1975>

(1) (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

(2) (Separate Accounting for Delegated Operations)

During the time when the Korea Exchange Bank executes the delegated operations for the Export-Import Bank pursuant to Article 3 (1) of the Addenda to the Act, such operations and accounting shall be treated independently of the operations and accounting under the Korea Exchange Bank Act.

(3) (Reserving Profit Accruing from Delegation of Operations)

The Korea Exchange Bank shall, as determined by the Minister of Finance and Economy, reserve each fiscal year’s profit accruing from the delegated operations of the Export-Import Bank for the account of the Export-Import Bank.

ADDENDUM<Mar. 9, 1987>

This Decree shall enter into force on the date of its promulgation.

ADDENDA<Dec. 31, 1988>

(1) (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

(2) (Transitional Measures concerning Designation of Products, etc.)

The products, materials or resources designated before the effective date of this Decree by the Minister of Finance pursuant to the provisions of the previous Decree shall be regarded as the products, materials or resources designated by the President of the Export-Import Bank pursuant to the provisions of this Decree.

ADDENDA<Mar. 6, 1993>

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Article 2 through 4 Omitted.

ADDENDA<Dec. 23, 1994>

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Article 2 through 5 Omitted.

ADDENDA<Apr. 1, 1998>

Article 1 (Enforcement Date)

This Decree shall enter into force on April 1, 1998.

Article 2 through 4 Omitted.

ADDENDUM<Oct. 2, 1998>

This Decree shall enter into force on the date of its promulgation.

ADDENDA<Mar. 4, 2000>

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Article 2 (Example of Assessment of Total Amount of Investment to Subsidiary Company)

With regard to assessing the total amount of investment in a subsidiary company as referred to in the amended provisions of latter part of subparagraph 6 of paragraph (1) of Article 17-7, the amount of investment which the Export-Import Bank has invested in such domestic subsidiary company, prior to the effective date of this Decree, shall be excluded.

Article 3 (Transitional Measures related to the Credit Extension Ceilings)

(1) Where the Export-Import Bank has extended credit in excess of the ceilings referred to in the amended provisions of paragraph (1) of Articles 17-5 and paragraph (1) of Article 17-6 as at the effective date of this Decree, it shall withdraw such exceeding credit extension to meet such amended provisions by December 31, 2002, and shall submit the detailed plan for such credit withdrawal to the Financial Supervisory Commission within one month from the effective date of this Decree and shall obtain approval of said plan from the Financial Supervisory Commission.

(2) Where the Export-Import Bank has extended credit in excess of the ceiling as referred to in the amended provisions of paragraph (2) of Article 17-6 as at the effective date of this Decree, it shall withdraw such exceeding credit extension to meet such amended provisions by April 30, 2000, and shall submit the detailed plan for such credit withdrawal to the Financial Supervisory Commission within one month from the effective date of this Decree and shall obtain approval of said plan from the Financial Supervisory Commission.

ADDENDUM<Dec. 27, 2000>

This Decree shall enter into force on the date of its promulgation.

ADDENDUM<May. 13, 2005>

This Decree shall enter into force on the date of its promulgation.

ADDENDUM<Mar. 29, 2006>

Article 1 (Enforcement Date)

This Decree shall enter into force on April 1, 2006.

Article 2—Omitted.

ADDENDUM<Jun. 29, 2006>

This Decree shall enter into force on the date of its promulgation.